SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 7, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Item 9: Regulation FD Disclosure

On June 7, 2004 the Registrant issued a press release regarding its upcoming presentation at the RBC Capital Markets' North American Energy and Power Conference in Boston. An outline of that presentation is included at Exhibit 99.2. During the presentation, Mr. Roberto Thomae reviewed operations update primarily discussing previously disclosed data. Some updated operational information, such as the May exit production rate were disclosed and are included in Exhibit 99.2. Mr. Thomae discussed finding and development costs by play in break-out sessions after the presentation. This information has been added at the end of the presentation outline as an addendum.

The following exhibits are furnished herewith:

Exhibit
Number Description

99.1	Press release issued June 7, 2004, titled "The Exploration Company to Webcast RBC Capital Markets Presentation."

99.2	Outline of presentation slides used in presentation at the RBC Capital Markets' North American Energy and Power Conference. .

The information in this Report (including Exhibit 99.1 and 99.2) is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 10, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)